Exhibit 99

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

WVS Financial Corp.

We have reviewed the accompanying consolidated balance sheet of WVS Financial Corp. and subsidiary as of December 31, 2013; the related consolidated statements of income and comprehensive income for the three-month and six-month periods ended December 31, 2013 and 2012; the related consolidated statement of changes in stockholders’ equity for the six-month period ended December 31, 2013; and the related consolidated statements of cash flows for the six-month periods ended December 31, 2013 and 2012. These consolidated financial statements are the responsibility of WVS Financial Corp.’s management.

We conducted our reviews in accordance with standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

We have previously audited, in accordance with standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of WVS Financial Corp. as of June 30, 2013, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the year then ended (not presented herein), and in our report dated September 19, 2013, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of June 30, 2013, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

/s/ S.R. Snodgrass, A.C.

Wexford, Pennsylvania

February 13, 2014

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